FOURTH AMENDMENT TO CREDIT AGREEMENT


     THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of May 25, 2005, by and between THE KEITH COMPANIES, INC., a California corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").


                                    RECITALS

     WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of September 4, 2001, as amended from time to time ("Credit Agreement").

     WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement (and to the extent set forth below, the Line of Credit Note) shall be amended as follows, effective as of June 15, 2005:

     1. Section 1.1(a) is hereby amended by deleting "June 15, 2005" as the last day on which Bank will make Acquisition Advances, Working Capital Advances and Equipment Advances under the Line of Credit, and by substituting for said date "October 1, 2005."

     2. Notwithstanding any provision to the contrary in the Credit Agreement or the Line of Credit Note, the outstanding principal balance of the Line of Credit, whether Acquisition Advances, Working Capital Advances or Equipment Advances, shall be due and payable in full on October 1, 2005. Interest shall continue to be payable on the 15th day of each month, with a final interest payment due on October 1, 2005.

     3. The Line of Credit Note is hereby deemed modified to reflect the terms of Sections 1 and 2 of this Amendment.

     4. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

     5. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.


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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.


                                                  WELLS FARGO BANK,
THE KEITH COMPANIES, INC.                         NATIONAL ASSOCIATION



By: /s/ Gary C. Campanaro                         By: /s/ Michael Faucher
    -------------------------------------             --------------------------
    Gary C. Campanaro                                 Michael Faucher
    Chief Financial Officer and Secretary             Vice President



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